IMAGES OF LIFE, INC.
(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

Period From May 1, 1998 to December 31, 1999




Images of Life, Inc.
(A Development Stage Company)

AUDITED FINANCIAL STATEMENTS

December 31, 1999



CONTENTS

	Page

INDEPENDENT AUDITORS' REPORT	.	.	.	.	.
	1

FINANCIAL STATEMENTS:

BALANCE SHEETS	.	.	.	.	.	.	.
	2

STATEMENTS OF OPERATIONS	.	.	.	.	.	.
	3

STATEMENTS OF STOCKHOLDERS' EQUITY	.	.	.	.
	4

STATEMENTS OF CASH FLOWS	.	.	.	.	.	.
	5

NOTES TO FINANCIAL STATEMENTS	.	.	.	.	.
	6











INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Images of Life, Inc.
Tucson, Arizona


We have audited the accompanying balance sheet of Images of Life, Inc., (a development stage company) (the "Company"), as of December 31, 1999 and the related statements of operations, cash flows and stockholders' equity for the period from May 1, 1998 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
The financial statements for the period September 23, 1997
(inception) through April 30, 1998 were audited by other auditors whose report dated June 23, 1998 expressed an unqualified opinion.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Images of Life, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from May 1, 1998 to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has incurred net losses since inception and has not yet commenced operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On the statements of operations and cash flows, a cumulative column is presented for the period September 23, 1997 (date of inception) through December 31, 1999 in accordance with SFAS No.7. The statements of operations and cash flows for the period September 23, 1997 (date of inception) through December 31, 1999 have been compiled by us. We did not audit or review those financial statements and, accordingly, express no opinion or other form of assurance on them.

Tucson, Arizona
March 2, 2000



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BALANCE SHEETS


















Decembe
r 31,

April
30,





1999

1998


ASSETS







  Current Assets -- Cash



$33,846

  $242












Total
Current
Assets

33,846

  242










  Investment In Start Up
Business - Note 2



195,000












  Other Assets


  2,768

  1,768












TOTAL
ASSETS

$231,61
4

  $2,010


















LIABILITIES AND
STOCKHOLDERS' EQUITY







Liabilities:







  Current Liabilities:







    Accounts payable



$1,900

  $1,400












Total
Current
Liabiliti
es
  1,900

  1,400










  Commitments and
Contingencies - Note 3















Stockholders' Equity - Note
5:







  Common Stock, $.001 par
value; 15,000,000 shares
authorized;







    9,665,000 and 5,000,000
shares issued and
outstanding at







    December 31, 1999 and
April 30, 1998, respectively


  2,165

  5,000


  Additional Paid-In Capital



336,798

  67,305


  Accumulated Deficit




(109,24
9)


(71,695)


TOTAL STOCKHOLDERS' EQUITY




229,714

  610


TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY











$231,61
4

  $2,010










































































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STATEMENTS OF OPERATIONS








Cumulative






For The






Period
From






September
23,



Period
From


1997 (Date
of



Septembe
r 23,


Inception)
to

Period
From

1997
(Date of


December
31,

May 1,
1998 to

Inceptio
n) to


1999

December
31,

April
30,


(Unaudited
)

1999

1998
REVENUES:






 Operations - development
stage only

  $712

 $

  $712
 Costs of operations -
development stage only

  5,765



  5,765

Gros
s
Prof
it
  (5,053)




(5,053)







 Other income

  3,500

  3,500











  (1,553)

  3,500


(5,053)
EXPENSES:






Compensation

  16,844

  4,000

  12,844
Consulting - Note 4

  39,500

  35,000

  4,500
Web-site development

  15,000



  15,000
Marketing and advertising

  10,000



  10,000
Investment banking and
related services

  15,000



  15,000
General and administrative

  11,314

  2,016

  9,298
Other

  38

  38

  -









  107,696

  41,054

  66,642







LOSS FROM OPERATIONS


(109,249)


(37,554)


(71,695)







Provision for Income Taxes -
Note 6

  -

  -

  -







NET LOSS


$(109,249)


$(37,554
)


$(71,695
)







BASIC EARNINGS PER SHARE:






Net Loss Per Share

  $(0.016)


$(0.005)


$(0.014)







Weighted Average Shares
Outstanding

6,937,000

7,637,00
0

5,000,00
0







DILUTED EARNINGS PER SHARE:






Net Loss Per Share

  $(0.016)


$(0.005)


$(0.014)







Weighted Average Shares
Outstanding

6,937,000

7,637,00
0

5,000,00
0





















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STATEMENTS OF
STOCKHOLDERS' EQUITY

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Deficit
-






Accumul
ated





Additio
nal
During



Common
Stock

Paid-In
Develop
ment




Shares
Amount
Capital
Stage








Balances at September
23, 1997 (inception)













Shares issued for cash
in public offering,
net






  of $6,195 offering
costs


1,500,0
00
  $1,500

$67,305









Common stock issued
for services


3,500,0
00
  3,500










Net loss for period
beginning September
23, 1997






  and ending April 30,
1998





$(71,69
5)








Balances at April 30,
1998


5,000,0
00
  5,000

67,305

(71,695
)








Other capital -
expenses paid by
shareholders



  1,158









Shares received
January 22, 1999 in
exchange






  for personalty
previously recorded as
expense


(3,500,
000)
  (3,500)










Shares issued January
22, 1999 to
shareholders






  under a six-for-one
split


7,500,0
00











Shares issued January
22, 1999 for services






  rendered to the
Company


400,000
  400
  3,600









Shares issued for cash
- Note 5


265,000
  265

264,735









Net loss for period
beginning May 1, 1998






  and ending December
31, 1999





(37,554
)









Balance
s at
Decembe
r 31,
1999

9,665,0
00
  $2,165

$336,79
8

$(109,2
49)


















































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STATEMENTS OF CASH FLOWS








Cumulative






For The






Period
From






September
23,



Period
From


1997 (Date
of



Septembe
r 23,


Inception)
, to

Period
From

1997
(Date of


December
31,

May 1,
1998, to

Inceptio
n), to


1999

December
31,

April
30,


(Unaudited
)

1999

1998
CASH FLOWS FROM OPERATIONS






  Net loss


$(109,249)


$(37,554
)


$(71,695
)
  Adjustments to reconcile
net loss to net






   cash provided by
operating activities:






     Other income from
exchange of personalty






       for common stock

  (3,500)


(3,500)


     Expenses paid by
stockholders

  1,158

  1,158


     Amortization

  232



  232
     Stock issued for
services

  7,500

  4,000

  3,500
  Changes in assets and
liabilities:

  -




     Other assets

  (3,000)


(1,000)


(2,000)
     Accounts payable

  1,900

  500

  1,400



(104,959)


(36,396)


(68,563)







CASH FLOWS FROM INVESTING
ACTIVITIES






  Investment in start up
business


(195,000)


(195,000
)

  -



(195,000)


(195,000
)

  -







CASH FLOWS FROM FINANCING
ACTIVITIES






  Proceeds from issuance of
common stock,






    net of issuance costs

  333,805


265,000

  68,805


  333,805


265,000

  68,805







Increase in cash

  33,846

  33,604

  242







Cash at beginning of period

  -

  242

  -







Cash at end of period

  $33,846


$33,846

  $242
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IMAGES OF LIFE,INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1999


NOTE 1 - NATURE OF OPERATIONS, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, USE OF ESTIMATES

NATURE OF OPERATIONS

Images of Life, Inc. (the Company) was incorporated in the State of Nevada on September 25, 1997. The Company is in the development stage.

The Company was originally formed to manufacture and distribute various products for retail distribution through novelty and other retail stores. The Company has abandoned these efforts.

The Company is currently investing in a start-up company that is developing a medical supply product for use in the medical field, primarily by hospitals, but usable by other medical practitioners. This start-up company has certain patents pending.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed by the Company and the methods of applying those policies, which materially affect the determination of its financial position, results of operations, or cash flows are summarized below.

Cash and Cash Equivalents - The Company considers all highly liquid investments, having a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition - Revenue is recorded when products are delivered and accepted by the customers.

Income Taxes - The provision for income taxes includes deferred income taxes resulting from temporary differences in the recognition of certain income and expense items for financial reporting purposes in different periods than for tax purposes.

Non-Cash Common Stock Issuances - Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Fair Value Of Financial Instruments - The carrying amounts for cash, receivables, and accounts payable approximate their fair value due to the short maturity of these instruments. It is not practicable to to measure the fair value of the investment in start-up business due to the non-marketability of this investment.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the collectability of receivables and advances, estimated liabilities for litigation settlements and disputed claims, the valuation allowance for deferred tax assets, and the amortization period for deferred marketing costs.

NOTE 2 - INVESTMENT IN START-UP BUSINESS

The Company entered into an agreement dated January 20, 1999 with Glacier Medical, LLC (Glacier) to provide funding for research and general and administrative costs in Glacier's efforts to develop a medical supply product. The Company's total commitment to fund Glacier is $1,000,000. If totally funded the Company will receive a 35% interest in Glacier. For the first $500,000 of funding, the Company receives a 1.25% interest for each $25,000 funded. For the last $500,000 of funding, the Company receives a 2.00% interest for each $100,000 funded.

The investment in Glacier Medical, LLC is stated at cost. In Management's opinion there is no permanent impairment to the value of this investment at this time, although this assessment of impairment could change in the near term and be material.


NOTE 3 - COMMITMENTS AND CONTINGENCIES

On January 12, 2000 the Company entered into an agreement to purchase marketing services for the twelve months following signing of the agreement. The vendor will be paid in Company shares. The agreement calls for a total payment of 900,000 shares to be paid as progress is made, contingent upon the satisfaction of each party.


NOTE 4 - RELATED PARTY TRANSACTIONS

The Company compensates the Chairman of the Board for consulting services he provides to the Company in the amount of $5,000 per month. These services are performed on a month-to-month basis and may be terminated at any time by either party.




IMAGES OF LIFE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1999


NOTE 5 - COMMON STOCK TRANSACTIONS

On January 20, 1999 the Company entered into a "Private Placement Funding Agreement" with Trimont Capital, Ltd. of the Grand Cayman Islands to provide the Company with capital funding. Trimont Capital, Ltd. has committed to purchasing 500,000 shares of the Company's stock at $1.00 per share. Upon reaching $250,000 the Company will issue a stock certificate of 250,000 shares to Trimont. For purposes of the earnings per share calculation, the shares were treated as outstanding during 1999. Trimont had provided $265,000 by December 31, 1999.


NOTE 6 - PROVISION FOR INCOME TAXES

There is no current or deferred income tax benefit for the periods ended December 31,1999 and April 30, 1998.

At December 31, 1999 the Company has unused net operating losses of approximately $118,000 expiring from 2018 through 2020. No deferred tax asset has been recorded as the Company has provided a valuation allowance in the full amount of the benefit until such time as deferred tax liabilities are realized or future earnings are considered likely.

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss period. The Company has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.




IMAGES OF LIFE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 1999


NOTE 7 - EARNINGS PER SHARE

Earnings per share are calculated in accordance with the Statement of
Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share". The following is a reconciliation of the numerator and denominator of the basic and diluted per share computations for the periods ended:
                                               	December 31,  	April 30,
	                                                1999       	      1998
Basic:
Net loss applicable to common stockholders 	$      (37,554)	$   (71,695)

Weighted shares	                                   7,637,000	   5,000,000

Basic loss per share                               	$(.005)     	$(.014)


Diluted:
Net loss applicable to common stockholders  	$      (37,554)	$   (71,695)

Weighted shares	                                   7,637,000	  5,000,000

Diluted shares outstanding	                        7,637,000	  5,000,000

Diluted loss per share                              	$(.005)	     $(.014)


NOTE 8 - STOCK SPLIT

On January 22, 1999 the Company's Directors authorized a 6 for 1 stock split, thereby increasing the number of issued and outstanding shares to 9,000,000. The number of shares reflected in the April 30, 1998 financial statements have not been restated since such restatement would cause the number of outstanding shares to exceed the number of authorized shares.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses since inception and has not yet commenced operations which raises substantial doubt about its ability to continue as a going concern. In addition, it is entirely dependent upon raising working capital from its stockholders. Management's plans include raising an additional $235,000 from its stockholders, through the efforts of Trimont Capital, Ltd., and to receive cash flow from Glacier Medical, LLC. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


NOTE 10 - STOCK OPTIONS

The Company issued options to board members who are shareholders and to the majority member of Glacier Medical, LLC totaling 300,000 shares of the Company's common stock exercisable at $1 per share. These options are exercisable upon certain future events happening, approval is required of the Board. There is no dilutive effect as of December 31, 1999.